China Education Alliance to Present at the RedChip China Equities Conference in Shanghai

HARBIN, China, Nov. 30, 2009 – (PRNewswire-Asia-FirstCall) – China Education Alliance, Inc. (NYSE Amex: CEU), a China-based education resource and services company, announced today that Mr. Xiqun Yu, Chief Executive Officer, and Mr. Zibing “Zack” Pan, Chief Financial Officer, will be participating in the 2009 RedChip China Equities Conference. The event will be held December 8, 2009, at the Pudong Shangri-La Hotel, 33 Fu Cheng Road, Pudong, Shanghai.

Mr. Pan is scheduled to present on Tuesday, December 8th at 10:30 a.m. China standard time.  Investors interested in additional information about China Education Alliance or in arranging a one-on-one meeting with Mr. Pan or Mr. Yu at this conference should contact Jon Cunningham at 407-644-4256, Ext. 107, or email info@redchip.com. China Education Alliance’s presentation will be webcast and made available via http://www.redchip.com for 90 days.

For more information regarding the conference, please visit www.RedChip.com/Shanghai.

About China Education Alliance, Inc.:

China Education Alliance, Inc. (NYSE Amex: CEU) is a fast growing, leading China-based company offering high-quality education resources and services to students ages 6 to 18 and adults ages 18+ (University students and professionals). For students ages 6 to 18, China Education Alliance, Inc. offers supplemental, online exam-oriented training materials and on-site exam-oriented training and tutoring services. The company is providing on-line, downloadable, famous teachers resources and on-site face-to-face instructions. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and on-site tutoring is to help Chinese students ages 6 to 18 to pass the two most important and highly competitive exams in their educational career: senior high school entrance exam and college entrance exam. For graduates and professionals age 18+, China Education Alliance provides vocational training including IT and several professional training programs. For more information about China Education Alliance, please visit http://www.chinaeducationalliance.com.

For more information, please contact:

At the Company:
Zack Pan, CFO
China Education Alliance, Inc.
Tel:   1-405-315-9987

Investor Relations:
RedChip Companies, Inc.
Dave Gentry, Investor Relations
1-800-733-2447, Ext. 104
info@redchip.com
www.RedChip.com

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SOURCE: China Education Alliance, Inc.